UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 31, 2009

Seahawk Drilling, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34231	72-1269401
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5847 San Felipe, Suite 1600, Houston, Texas 77057

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 369-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Seahawk Drilling, Inc. (the “Company”) announced the appointment of William C. Hoffman as Senior Vice President and Chief Operating Officer of the Company, effective August 31, 2009. A copy of the news release announcing the appointment of Mr. Hoffman as Senior Vice President and Chief Operating Officer of the Company is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Prior to his appointment as Senior Vice President and Chief Operating Officer of the Company, Mr. Hoffman served as Vice President of Marketing at Noble Corporation, since 2004. Noble Corporation is an offshore drilling contractor for the oil and gas industry. Mr. Hoffman also served as Vice President Western Hemisphere Operations at Noble Corporation from 2000 to 2004. Prior to joining Noble Corporation, Mr. Hoffman held several management positions with Triton Engineering Services, including President and Vice President International Operations.

There are no arrangements or understandings between Mr. Hoffman and any other person pursuant to which he was appointed as an officer. There are no family relationships between Mr. Hoffman and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company is not aware of any transaction in which Mr. Hoffman or any of his immediate family members have an interest requiring disclosure under Item 404(a) of Regulation S-K.

The Company and Mr. Hoffman, age 49, entered into an Employment/Non-Competition/Confidentiality Agreement effective August 31, 2009 (“Employment Agreement”), with an initial term ending August 31, 2011. The Employment Agreement is subject to automatic renewal for successive one-year terms until either party terminates the contract effective upon each anniversary date of the Employment Agreement commencing August 31, 2011, with at least 90 days’ advance notice. Mr. Hoffman can be terminated by the Company at anytime for any reason and his rights to benefits upon such termination are summarized below.

The Employment Agreement provides for an initial sign-on bonus equity award for Mr. Hoffman comprised of 72,187 restricted stock units of the Company’s common stock pursuant to the Seahawk Drilling, Inc. 2009 Long-Term Incentive Plan (the “2009 LTIP”). A description of the 2009 LTIP can be found under the heading entitled “Executive Compensation—Our New Employee Benefit Plans – Long Term Incentive Plan” in the Information Statement filed as Exhibit 99.1 to Amendment No. 5 to Form 10 filed with the Securities and Exchange Commission (“SEC”) on August 6, 2009. The restricted stock units will vest one-third per year over three years commencing on August 31, 2010. The sign-on bonus restricted stock unit award is subject to the additional terms and conditions of the Form of Restricted Stock Unit Agreement for Employees (“Employee RSU Agreement”). The Employee RSU Agreement is filed as Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on August 28, 2009.

In addition, the Employment Agreement provides for an incentive award for Mr. Hoffman for the 2009 calendar year comprised of 12,739 restricted stock units of the Company’s common stock. This award of restricted stock units is considered a part of Mr. Hoffman’s participation in the Company’s 2009 LTIP for the 2009 calendar year. The restricted stock units will vest one-third per year over three years commencing on August 31, 2010. The restricted stock units were awarded under the 2009 LTIP and are subject to the additional terms and conditions of the Employee RSU Agreement.

The Employment Agreement provides that Mr. Hoffman will be paid an annual base salary of not less than $400,000, with the opportunity for increases, from time to time thereafter, which are in accordance with the Company’s regular executive compensation practices. In addition, Mr. Hoffman will be eligible to participate in the Company’s annual bonus plan at a target bonus award level of no less than 75 percent of annual base salary and at a maximum bonus award level of 150 percent of annual base salary, it being understood that the performance criteria and actual bonus awards are determined by the Company in its discretion and bonus amounts are not guaranteed. In lieu of a bonus under the annual bonus plan for 2009, Mr. Hoffman will be entitled to a guaranteed minimum bonus of $200,000, subject to his continued employment with the Company through December 31, 2009.

The Employment Agreement provides benefits to Mr. Hoffman upon termination or change in control, as described below. The severance payments described are subject to the requirement that Mr. Hoffman timely execute a release of claims against the Company.

Pursuant to the Employment Agreement, if Mr. Hoffman is terminated involuntarily for reasons not associated with a change in control and not due to cause, he will receive:

•	one full year of base salary at the rate in effect as of the termination;

•

an amount equal to one times the target award for the Company’s annual incentive compensation plan (if a target award is not specified for such year, the prior year’s target will be used, and, if none, the target will be 75 percent of base salary);

•

any bonus earned for the year immediately preceding the year of termination but not paid prior to the termination, and a pro-rata portion of the bonus award for the year of termination but only if the performance goals set for that award are achieved;

•	health insurance benefits for himself and his immediate family for one year or until his reemployment whichever is earlier; and

•	immediate vesting of his equity awards.

The Employment Agreement treats specified constructive terminations as an involuntary termination of Mr. Hoffman not due to cause. The Employment Agreement also provides for legal fee reimbursement in the event of a dispute related to the Employment Agreement limited to a maximum amount of $250,000 that is split over three calendar years, with 20 percent of the current maximum reimbursement payable in the year of Mr. Hoffman’s termination and 40 percent in each of the next two calendar years.

The Employment Agreement also provides Mr. Hoffman protection in the event of a change in control. A “change in control” is generally defined to include the acquisition by a person of 30 percent or more of voting power of the Company, specified changes in a majority of the board of directors of the Company, a merger resulting in existing stockholders having less than 50 percent of the voting power in the surviving company and sale or liquidation of the Company.

If Mr. Hoffman has an involuntary termination of employment not due to cause within two years after a change in control, he will be entitled to receive in a lump sum payment:

•	two full years of base salary;

•

two times the maximum bonus award for the year of termination (if a maximum award is not specified for such year, the prior year’s maximum will be used, and, if none, the maximum will be 150% of base salary);

•

any bonus earned for the year immediately preceding the year of termination but not paid prior to the termination, and a pro-rata portion of the bonus award for the year of termination but only if the performance goals set for that award are achieved;

•	health insurance continuation for himself and his immediate family for two years or until his reemployment, whichever is earlier; and

•	immediate vesting of his equity awards.

In the event of an involuntary termination of employment not due to cause within two years after a change in control there is no maximum on legal fee reimbursements with respect to a dispute under the Employment Agreement. The Employment Agreement also provides that payments subject to Section 280G of the Internal Revenue Code of 1986, as amended, following a change in control would be capped to prevent any Section 4999 excise taxes.

In addition, the Employment Agreement provides a noncompete and non-solicitation clause for six months after termination (voluntary or involuntary) assuming that it was not due to a change in control. In the event of a change in control, the noncompete and non-solicitation clause does not apply. The Employment Agreement binds Mr. Hoffman to an indefinite confidentiality clause with respect to the Company’s confidential information. The Employment Agreement obligates Mr. Hoffman to assist the Company with future legal proceedings for up to two years after termination of employment.

A copy of the Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary is qualified in its entirety by reference to the terms and provisions of the Employment Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	William C. Hoffman Employment/Non-Competition/Confidentiality Agreement

99.1	Press Release dated August 31, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEAHAWK DRILLING, INC.

Date: September 3, 2009	By:	/s/ William G. Evans
William G. Evans
Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	William C. Hoffman Employment/Non-Competition/Confidentiality Agreement

99.1	Press Release dated August 31, 2009

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